Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-95657 of Parlux Fragrances, Inc. on Form S-8 of our report dated June 21, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to transactions with related parties as described in Note 2), appearing in this Annual Report on Form 10-K of Parlux Fragrances, Inc. for the year ended March 31, 2002.

Deloitte & Touche LLP

Miami, Florida
July 1, 2002